Exhibit 10.1

RESTRICTED STOCK UNIT GRANT NOTICE
UNDER THE
BUMBLE INC.
2021 OMNIBUS INCENTIVE PLAN
(RSU Grant – Directors)

Bumble Inc., a Delaware corporation (the “Company”), pursuant to its 2021 Omnibus Incentive Plan (as amended and/or restated from time to time, the “Plan”), hereby grants to the Participant set forth below the number of Restricted Stock Units set forth below. The Restricted Stock Units are subject to all of the terms and conditions as set forth herein, in the Restricted Stock Unit Agreement (the “Restricted Stock Unit Agreement”) (attached hereto), and in the Plan, all of which are incorporated herein in their entirety. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.

Participant:	[●]
Date of Grant:	[●]
Vesting Reference Date:	[●]
Number of Restricted Stock Units:	[●]
Vesting Schedule:

Provided that the Participant has not undergone a Termination at the time of the applicable vesting date, one hundred percent (100%) of the Restricted Stock Units will vest on the earlier to occur of (i) immediately prior to the first annual meeting of the shareholders of the Company following the Date of Grant, or (ii) the first anniversary of the Vesting Reference Date.

Notwithstanding the foregoing, if the Participant’s service is terminated without Cause by the Company or its then-Affiliates in the two-year period following a Change in Control, then all then-outstanding Restricted Stock Units (or substitute equity or consideration of purchaser or its Affiliates, as applicable) shall vest upon the Participant’s Termination.

Settlement:	Any Restricted Stock Units that become vested pursuant to the Vesting Schedule set forth above shall be settled in accordance with Section 3 of the Restricted Stock Unit Agreement.

* * *

1

THE PARTICIPANT ACKNOWLEDGES RECEIPT OF THIS RESTRICTED STOCK UNIT GRANT NOTICE, THE RESTRICTED STOCK UNIT AGREEMENT AND THE PLAN, AND, AS AN EXPRESS CONDITION TO THE GRANT OF RESTRICTED STOCK UNITS HEREUNDER, AGREES TO BE BOUND BY THE TERMS OF THIS RESTRICTED STOCK UNIT GRANT NOTICE, THE RESTRICTED STOCK UNIT AGREEMENT AND THE PLAN. If the Participant DOES not accept the Restricted Stock Unit Agreement through the online acceptance process by THIRTY CALENDAR DAYS FOLLOWING THE GRANT DATE, or such other date that may be communicated, the Company will automatically accept the Restricted Stock Unit Agreement on the Participant’s behalf. If the Participant declines the Restricted Stock Unit Agreement, the Participant’s Restricted STock Unit award will be canceled and the Participant will not be entitled to any benefits from the award nor any compensation or benefits in lieu of the canceled award.

2

RESTRICTED STOCK UNIT AGREEMENT
UNDER THE
BUMBLE INC.
2021 OMNIBUS INCENTIVE PLAN

Pursuant to the Restricted Stock Units Grant Notice (the “Grant Notice”) delivered to the Participant (as defined in the Grant Notice), and subject to the terms of this Restricted Stock Unit Agreement (this “Restricted Stock Unit Agreement”) and the Bumble Inc. 2021 Omnibus Incentive Plan, as it may be amended and/or restated from time to time (the “Plan”), Bumble Inc., a Delaware corporation (the “Company”), and the Participant agree as follows. Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Plan.

1.
Grant of Restricted Stock Units. Subject to the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Participant the number of Restricted Stock Units provided in the Grant Notice (with each Restricted Stock Unit representing the right to receive one share of Common Stock upon the vesting of such Restricted Stock Unit). The Company may make one or more additional grants of Restricted Stock Units to the Participant under this Restricted Stock Unit Agreement by providing the Participant with a new Grant Notice, which may also include any terms and conditions differing from this Restricted Stock Unit Agreement to the extent provided therein. The Company reserves all rights with respect to the granting of additional Restricted Stock Units hereunder and makes no implied promise to grant additional Restricted Stock Units.
2.
Vesting. Subject to the conditions contained herein and in the Plan, the Restricted Stock Units shall vest and the restrictions on such Restricted Stock Units shall lapse as provided in the Grant Notice. With respect to any Restricted Stock Unit, the period of time that such Restricted Stock Unit remains subject to vesting shall be its Restricted Period.
3.
Settlement of Restricted Stock Units. Subject to the proviso to Section 9(d)(ii) of the Plan, within 45 days following the date on which the Restricted Period lapses with respect to a Restricted Stock Unit, the Company shall issue to the Participant or the Participant’s beneficiary, without charge, one share of Common Stock (or other securities or other property, as applicable) for each such outstanding Restricted Stock Unit.
4.
Treatment of Restricted Stock Units Upon Termination. (a) Unless otherwise determined by the Committee, in the event of the Participant’s Termination for any reason:
(i)
all vesting with respect to the Restricted Stock Units shall cease (after taking into account vesting of Restricted Stock Units as set forth in the Grant Notice); and
(ii)
the unvested Restricted Stock Units shall be forfeited to the Company by the Participant for no consideration as of the date of such Termination.
(b)
Upon (i) a Termination by the Company for Cause; or (ii) a Termination as a result of a voluntary resignation by the Participant when grounds for Cause exist, in each case, unvested Restricted Stock Units and all vested Restricted Stock Units that have not been settled in shares of Common Stock pursuant to Section 3 of this Restricted Stock Unit Agreement shall be forfeited to the Company by the Participant for no consideration as of the date of such Termination.

5.
Company; Participant.
(a)
The term “Company” as used in this Restricted Stock Unit Agreement with reference to service shall include the Board, the Company and its Subsidiaries.
(b)
Whenever the word “Participant” is used in any provision of this Restricted Stock Unit Agreement under circumstances where the provision should logically be construed to apply to the executors, the administrators, or the person or persons to whom the Restricted Stock Units may be transferred by will or by the laws of descent and distribution, the word “Participant” shall be deemed to include such person or persons.
6.
Non-Transferability. The Restricted Stock Units are not transferable by the Participant except to Permitted Transferees in accordance with Section 14(b) of the Plan. Except as otherwise provided herein, no assignment or transfer of the Restricted Stock Units, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the Restricted Stock Units shall terminate and become of no further effect.
7.
Rights as Stockholder. The Participant or a Permitted Transferee of the Restricted Stock Units shall have no rights as a stockholder with respect to any share of Common Stock underlying a Restricted Stock Unit unless and until the Participant shall have become the holder of record or the beneficial owner of such share of Common Stock, and no adjustment shall be made for dividends or distributions or other rights in respect of such share of Common Stock for which the record date is prior to the date upon which the Participant shall become the holder of record or the beneficial owner thereof.
8.
Dividend Equivalents. The Restricted Stock Units shall be entitled to be credited with dividend equivalent payments (upon the payment by the Company of dividends on shares of Common Stock), which shall accrue in cash without interest and shall be delivered in cash. Accumulated dividend equivalents shall be payable at such time as the underlying Restricted Stock Units to which such dividend equivalents relate are settled in accordance with Section 3 above. For the avoidance of doubt, dividend equivalents accrued in respect of Restricted Stock Units shall only be paid to the extent the underlying Restricted Stock Unit vests and is settled, and to the extent that any Restricted Stock Units are forfeited and not vested and settled, the Participant shall have no right to such dividend equivalent payments.
9.
Tax Withholding. The provisions of Section 14(d) of the Plan are incorporated herein by reference and made a part hereof. The Participant shall satisfy such Participant’s withholding liability, if any, referred to in Section 14(d) of the Plan by having the Company withhold from the number of shares of Common Stock otherwise deliverable pursuant to the settlement of the Restricted Stock Units a number of shares of Common Stock with a fair market value, on the date that the Restricted Stock Units are settled, equal to such withholding liability; provided that the number of such shares may not have a fair market value greater than the minimum required statutory withholding liability unless determined by the Committee not to result in adverse accounting consequences. Notwithstanding the foregoing, the Participant acknowledges and agrees that to the extent consistent with applicable law and the Participant’s status as an independent consultant for U.S. federal income tax purposes, the Company does not intend to withhold any amounts as federal income tax withholdings under any other state or federal laws, and the Participant hereby agrees to make adequate provision for any sums required to satisfy all applicable federal, state, local and foreign tax withholding obligations of the Company which may arise in connection with the grant of Restricted Stock Units.
10.
Notice. Every notice or other communication relating to this Restricted Stock Unit Agreement between the Company and the Participant shall be in writing, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by such party in a notice mailed or delivered to the other party as herein provided; provided, that, unless and until some other address be so designated, all notices or communications by the Participant to the Company shall be mailed or delivered to the Company at its principal executive office, to the attention of the Chief Legal Officer, and all notices or communications by the Company to the Participant may be given to the Participant personally or may be mailed to the Participant at the Participant’s last known address, as reflected in the Company’s records. Notwithstanding the above, all notices and communications between the Participant and any third-party plan administrator shall be mailed, delivered, transmitted or sent in accordance with the procedures established by such third-party plan administrator and communicated to the Participant from time to time.
11.
No Right to Continued Service. This Restricted Stock Unit Agreement does not confer upon the Participant any right to continue as a director or other service provider to the Company.
12.
Binding Effect. This Restricted Stock Unit Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.
13.
Waiver and Amendments. Except as otherwise set forth in Section 13 of the Plan, any waiver, alteration, amendment or modification of any of the terms of this Restricted Stock Unit Agreement shall be valid only if made in writing and signed by the parties hereto; provided, however, that any such waiver, alteration, amendment or modification is consented to on the Company’s behalf by the Committee. No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver
14.
Clawback/Forfeiture. In the event of a Termination by the Company for Cause, or if the Company discovers within 12 months after a Termination that grounds for a Termination for Cause existed at the time of such Termination, in each case, then the Participant shall be required, in addition to any other remedy available (on a non-exclusive basis), to pay to the Company, within 10 business days after the Company’s request to the Participant therefor, an amount equal to the aggregate after-tax proceeds (taking into account all amounts of tax that would be recoverable upon a claim of loss for payment of such proceeds in the year of repayment) that the Participant received upon the sale or other disposition of, or distributions in respect of, the Restricted Stock Units issued hereunder (including any shares of Common Stock issued upon settlement of any such Restricted Stock Unit). Any reference in this Restricted Stock Unit Agreement to grounds existing for a Termination for Cause shall be determined without regard to any notice period, cure period, or other procedural delay or event required prior to a finding of, or Termination for, Cause.
15.
Governing Law. This Restricted Stock Unit Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Notwithstanding anything contained in this Restricted Stock Unit Agreement, the Grant Notice or the Plan to the contrary, if any suit or claim is instituted by the Participant or the Company relating to this Restricted Stock Unit Agreement, the Grant Notice or the Plan, the Participant hereby submits to the exclusive jurisdiction of and venue in the courts of Delaware.
16.
Section 409A of the Code. It is intended that the Restricted Stock Units granted hereunder shall be exempt from Section 409A of the Code pursuant to the “short-term deferral” rule applicable to such section, as set forth in the regulations or other guidance published by the Internal Revenue Service thereunder.

17.
Plan. The terms and provisions of the Plan are incorporated herein by reference. In the event of a conflict or inconsistency between the terms and provisions of the Plan and the provisions of this Restricted Stock Unit Agreement, the Plan shall govern and control.
18.
Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the Restricted Stock Units and on any shares of Common Stock acquired under the Plan, to the extent that the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
19.
Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company. Further, if the Participant does not accept the Restricted Stock Unit Agreement through the online acceptance process by the date set forth in the Grant Notice, or such other date that may be communicated, the Company will automatically accept the Restricted Stock Unit Agreement on the Participant’s behalf. If the Participant declines the Restricted Stock Unit Agreement, the Participant’s Restricted Stock Unit award will be canceled and the Participant will not be entitled to any benefits from the award nor any compensation or benefits in lieu of the canceled award.
20.
Entire Agreement. This Restricted Stock Unit Agreement, the Grant Notice and the Plan constitute the entire agreement of the parties hereto in respect of the subject matter contained herein and supersede all prior agreements and understandings of the parties, oral and written, with respect to such subject matter.